UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2012

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 19, 2012, Standard Pacific Corp. (the “Company”) entered into an amended and restated credit agreement (the “Facility”) with JPMorgan Chase Bank, N.A, as administrative agent and the other lenders named therein. The Facility was arranged by J.P. Morgan Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners.  The Facility amends and restates the Company’s previous $210 million senior unsecured revolving credit facility and provides for total lending commitments of $350 million, all of which will be available for letters of credit.  In addition, the Facility has an accordion feature under which the Company may increase the total commitment up to a maximum aggregate amount of $550 million, subject to certain conditions, including the availability of additional bank commitments.  Of the total commitment of $350 million, $30 million matures on February 28, 2014 and $320 million matures on October 19, 2015.  At closing, substantially all of the Company’s 100% owned homebuilding subsidiaries were guarantors of the Facility.

Borrowings under the Facility are unsecured but will be governed by, among other things, a borrowing base. In addition to customary representations and warranties, the Facility also contains financial and other covenants, including a minimum tangible net worth requirement of $525 million (which amount is subject to increase over time based on subsequent earnings and proceeds from equity offerings), a net homebuilding leverage covenant that prohibits the leverage ratio (as defined therein) from initially exceeding 2.50 to 1.00 (decreasing to 2.25 to 1.00 for the March 31, 2014 measurement period and thereafter) and a land covenant which limits land not under development to an amount not to exceed tangible net worth.  The Company is also required to maintain an interest coverage ratio (EBITDA to interest expense, as defined therein) of initially at least 1.00 to 1.00 (increasing to 1.25 to 1.00 for the March 31, 2014 measurement period and thereafter); provided, however, if the Company fails to meet the interest coverage ratio, it is not an event of default but rather, upon such occurrence, the Company’s borrowing availability under the Facility may become more limited. The Facility also limits, among other things, the Company’s investments in joint ventures and the amount of the Company’s common stock that the Company can repurchase.

The foregoing covenants, as well as the borrowing base provision, limit the amount the Company may borrow or keep outstanding under the Facility.  On the closing date of the Facility, no amounts were outstanding and the total commitment was available to be drawn.

The foregoing description is qualified in its entirety by reference to the Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Credit Agreement, dated as of October 19, 2012, among Standard Pacific Corp., JPMorgan Chase Bank, N.A., and the several lenders named herein.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2012

STANDARD PACIFIC CORP.

By:	/S/ JEFF J. MCCALL
Jeff J. McCall
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

NUMBER                      DESCRIPTION

10.1	Amended and Restated Credit Agreement, dated as of October 19, 2012, among Standard Pacific Corp., JPMorgan Chase Bank, N.A., and the several lenders named herein